                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                           ARI Network Services, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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









FOR IMMEDIATE RELEASE


                 ARI TO HOLD ANNUAL SHAREHOLDER MEETING TOMORROW
         Chairman and CEO to Present State of the Business to Attendees


MILWAUKEE, WIS., DECEMBER 12, 2001- ARI Network Services, Inc. (OTCBB:ARIS), a leading provider of technology-enabled business solutions that connect equipment manufacturers with their service and distribution networks, will hold its Annual Shareholder Meeting tomorrow, Thursday, December 13, 2001 at the Company's corporate headquarters, 330 E. Kilbourn Avenue, Milwaukee, Wisconsin, at 9am CST.

         "I look forward to reporting the results of our fiscal year 2001 and discussing our plans for fiscal year 2002 with our shareholders," said Brian E. Dearing, president and chief executive officer of ARI. "I encourage all of our shareholders to take an active role in the future of their Company by voting their proxies and/or attending the meeting," Dearing added. According to Dearing, shareholders may still cast their votes up until midnight tonight. "Submitting your proxy vote is easy. For those shareholders of record, proxies may be faxed to Philip Meyer, 414-905-5049; shareholders whose stock is held by a brokerage firm may vote their proxies online at www.proxyvote.com or by calling 1-800-454-8683."

          A copy of Mr. Dearing's slide presentation will be available on ARI's website www.arinet.com after 6:00 pm CST on Friday, December 14.

         ARI Network Services, Inc. is a leading provider of technology-enabled business solutions for sales, service and life-cycle product support in the manufactured equipment market. ARI currently serves over 100 manufacturers and 20,000 dealers in more than 100 countries in 12 segments of the worldwide manufactured equipment market including outdoor power, recreation vehicle, floor maintenance, auto and truck parts aftermarket, power sports, marine and construction. The Company builds and supports a full suite of multi-media electronic catalog

                                     -more-

Ari to Hold Annual Shareholder Meeting Tomorrow

publishing and viewing software for the Web or CD. ARI communications systems provide a global electronic pathway for parts orders, product registrations, warranty claims and other transactions between manufacturers and their networks of sales and service points. ARI also provides a template-based dealer website service that makes it quick and easy for an equipment retailer to have a professional and attractive website. ARI currently operates three offices in the United States and one in Europe and has sales and service agents in Australia, England and France providing marketing and support of its electronic catalog and dealer communications.

CONTACT:

Nancy Krajcir-Bennett                       Bob Whitaker / Marilyn Vollrath
ARI Network Services, Inc.                  Vollrath Associates, Inc.
Tel:  (414) 283-4380                        Tel:     (262) 240-2400
Fax:  (414) 283-4357                        Fax:     (262) 240-2410
E-mail:  krajcir@arinet.com                 E-mail: rwhitaker@vollrathpr.com


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